SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 16, 2005 (September 12, 2005)

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	00019774 (Commission File Number)	51-0303670 (IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ (Address of principal executive offices)	07662 (Zip Code)

Registrant's telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into A Material Definitive Agreement.

The Incentive Compensation Plan of the Company is a program with a long history that provides the officers and a group of key executives of the Company and its subsidiaries with an opportunity in each six-month season to earn extra cash remuneration based on attainment of targets for improvements in the operating profit and loss (“P&L”) of the Company on a consolidated basis or of the business activity in which the participant is principally engaged.

Each participant was previously assigned an individual participation percentage by the Company’s Board (with Directors who are employed by the Company abstaining from the vote), on the recommendation of the Compensation Committee. Among other things, the participation percentage was based on the participant’s responsibilities and past performance.

Seasonal operating P&L targets for the Company on a consolidated basis and for certain discrete business activities are established early in each season. The targets are assigned percentages ranging from 20% for the lowest acceptable amount of operating P&L to 200% at and above the highest amount. (There is no payout if the target assigned 20% is missed.)

Each participant’s individual participation percentage is multiplied by seasonal base salary and by the percentage payout based on operating P&L to determine the amount of incentive compensation to an individual.

The above summary description of the Incentive Compensation Plan is qualified in its entirety by reference to the more complete description contained in the Summary Plan Description of the Incentive Compensation Program and the Incentive Plan Compensation Agreement, which are exhibits to this Report.

In the past, the P&L targets and the assigned percentages were established by the Company’s Board (with Directors who are employed by the Company abstaining from the vote), on the recommendation of the Compensation Committee. However, Raphael Benaroya, the Company’s Chairman of the Board, President and Chief Executive Officer, was unable to attend the Board meeting on August 26, 2005 because of a death in the family. The Company’s Board (with Mr. Remeta abstaining from the vote) delegated full authority to the Compensation Committee to establish P&L targets and assign percentages for the current season. This delegation of complete authority was made to permit the Compensation Committee to reconvene at a later date to obtain Mr. Benaroya’s input regarding the possible scope of P&L improvements and appropriate “stretch” P&L targets to incentivize optimal performance by participants in the Incentive Compensation Plan and to include his input in the Committee’s deliberations.

On September 12, 2005, the Compensation Committee received Mr. Benaroya’s recommendations and, after discussion, established P&L targets and assigned percentages for the current season by unanimous vote of the Compensation Committee pursuant to delegated authority. The Committee’s action may be deemed to have modified a material definitive agreement of the Company.

Participants in the Incentive Compensation Plan include all five executive officers of the Company named in the Company’s 2004 Proxy Statement and those expected to be named in the Company’s 2005 Proxy Statement and all officers of the Company’s subsidiaries.

The Named Executive Officers and the range of incentive compensation awards for the current season (ending January 28, 2006) available to each, as a percentage of seasonal base salary, depending on how much operating P&L for the current season exceeds the minimum performance thresholds established by the Compensation Committee, are:

Name and Title	Below Minimum Performance Level	At or Above Maximum Performance Level	Fall 2005 Seasonal Salary

Raphael Benaroya Chairman, President and Chief Executive Officer	0%	120%	$295,000

George R. Remeta Vice Chairman and Chief Administrative Officer	0%	100%	$259,500

Paul D. McFarren Senior Vice President - Chief Information Officer	0%	60%	$155,000

Kenneth P. Carroll Senior Vice President - General Counsel	0%	80%	$154,450

Jon Grossman Vice President-Finance	0%	50%	$ 92,500

The ranges of incentive compensation awards available to Messrs. Benaroya, Remeta and Carroll, respectively, set forth in the table above are fixed in their Employment Agreements with the Company, dated September 3, 2004 (the “Employment Agreements”) and are based on consolidated operating income determined in accordance with generally accepted accounting principles. (The Employment Agreements had been recommended by the Compensation Committee and approved by the Board in executive session among the nonmanagement Directors.) The ranges available to Messrs. McFarren and Grossman were recommended by the Compensation Committee and approved by the Board and are based on the operating P&L allocated by Mr. Remeta to retail store and financial products operations combined.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Summary Plan Description for Incentive Compensation Program for Executives is incorporated by reference to Exhibit No. 10.4 to the Corporation's Quarterly Report on Form 10-Q for the period ended November 3, 2001
10.2*	2005 Incentive Compensation Plan Agreement form is incorporated by reference to Exhibit No. 10.1 to the Corporation's Report on Form 8-K, dated March 3, 2005

__________
*A compensatory plan for the benefit of the Corporation’s management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 16, 2005	UNITED RETAIL GROUP, INC. (Registrant) By: /s/ GEORGE R. REMETA George R. Remeta Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Summary Plan Description for Incentive Compensation Program for Executives is incorporated by reference to Exhibit No. 10.4 to the Corporation's Quarterly Report on Form 10-Q for the period ended November 3, 2001
10.2*	2005 Incentive Compensation Plan Agreement form is incorporated by reference to Exhibit No. 10.1 to the Corporation's Report on Form 8-K, dated March 3, 2005

__________
*A compensatory plan for the benefit of the Corporation’s management